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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts", "Summary Consolidated Financial Statements", and "Selected Consolidated Financial Data" and to the use of our report dated August 27, 1996, in the Registration Statement on Form S-1 and related Prospectus of Comprehensive Care Corporation and subsidiaries for the registration of 640,207 shares of Comprehensive Care Corporation's Common Stock.

                                        /s/ ERNST & YOUNG LLP

Orange County, California
January 28, 1997